EXHIBIT 99.1

Staffing 360 Solutions Reports Third Quarter and

Nine-Month 2022 Results

NEW YORK, November 21, 2022 (GLOBE NEWSWIRE) - Staffing 360 Solutions, Inc. (Nasdaq: STAF), a company executing an international buy-integrate-build strategy through the acquisition of staffing organizations in the United States and the United Kingdom, today announced its Fiscal 2022 third quarter and nine-month financial results.

Q3 2022 Overview

●	Revenue increased by 39.2% to $66.1M as compared with $47.5M in the prior year period, or an increase of 44.3% on a constant currency basis
●	Gross profit was $12.3M, an increase of 28.1% from $9.6M in the prior year period, or an increase of 30% on a constant currency basis
●	Operating income was $500K for the quarter as compared with operating income of $470K in the prior year period
●	Net income was $1.0M for the quarter as compared with net income of $8.7M in the prior year period. Excluding the $9.5 million PPP loan forgiveness in the prior year, we showed significant improvement
●	EBITDA for the quarter was $3.0M vs. $10.5M in the prior year period. Excluding the $9.5 million PPP loan forgiveness in the prior year, we again showed significant improvement
●	Adjusted EBITDA was $3.1M million as compared with $1.5M million in the prior year period
●	Fully diluted EPS was $0.43 as compared with $6.89 in the same period last year

Nine Month 2022 Overview

●	Revenue increased by 19.1% to $175.1M as compared with $147.0M for the nine months ended October 2, 2021. On a constant currency basis, the increase was 22.3%
●	Gross profit was $31.4M, an increase of 17.9% from $26.7M for the nine months ended October 2, 2021. On a constant currency basis, the increase was 20%
●	Loss from operations was ($1.2M) as compared with a loss of ($1.3M) in the prior year period
●	Net loss was ($3.5M) as compared with net income of $14.9M in the prior year period. Excluding the $19.6 million PPP loan forgiveness in the prior year, we narrowed our loss by $1.2
●	EBITDA for the period was $1.7M vs. $20.5M in the prior year period. Excluding the $19.6 million PPP loan forgiveness in the prior year, we improved by $900K
●	Adjusted EBITDA was $5.3 million vs. $4.0 million in the prior year period
●	Fully diluted EPS was ($1.80) as compared with $13.40 in the same period last year

Brendan Flood, Chairman, CEO and President, said, “Our paradigm changing service delivery approach continues to gain momentum in the market, delivering strong revenue growth and significant margin improvements in the third quarter.

“This quarter also marked the first full quarter of contribution from our recent acquisition of Headway Workforce Solutions and to date we remain on track to implement $1.8M of wide-ranging integrations savings. We believe that Headway’s unique approach to staffing is an excellent complement to our business model and can be leveraged into our other brands in both the U.S. and U.K.

“I am also very pleased with the progress we have made in our capital structure. We have reduced our fixed term debt to $9.4M from a high of $70M in 2020 and have recently completed the consolidation of our U.S. asset-based lending facility, which will extend maturity into 2024 and significantly lower borrowing costs going forward.

“Our buy-integrate-build strategy is beginning to pay dividends, and we anticipate continued revenue growth and margin improvements as we move towards our long-term goals,” concluded Mr. Flood.

About Staffing 360 Solutions, Inc.

Staffing 360 Solutions, Inc. is engaged in the execution of an international buy-integrate-build strategy through the acquisition of domestic and international staffing organizations in the United States and United Kingdom. The Company believes that the staffing industry offers opportunities for accretive acquisitions and as part of its targeted consolidation model, is pursuing acquisition targets in the finance and accounting, administrative, engineering, IT, and light industrial staffing space.

For more information, visit http://www.staffing360solutions.com. Follow Staffing 360 Solutions on Facebook, LinkedIn and Twitter.

Forward-Looking Statements

This press release contains forward-looking statements, which may be identified by words such as “expect,” “look forward to,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “will,” “project” or words of similar meaning. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified; consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, our ability to retain our listing on the Nasdaq Capital Market; market and other conditions; the geographic, social and economic impact of COVID-19 on the Company’s ability to conduct its business and raise capital in the future when needed; weakness in general economic conditions and levels of capital spending by customers in the industries the Company serves; weakness or volatility in the financial and capital markets, which may result in the postponement or cancellation of customer capital projects or the inability of the Company’s customers to pay the Company’s fees; the termination of a major customer contract or project; delays or reductions in U.S. government spending; credit risks associated with the Company’s customers; competitive market pressures; the availability and cost of qualified labor; the Company’s level of success in attracting, training and retaining qualified management personnel and other staff employees; changes in tax laws and other government regulations, including the impact of health care reform laws and regulations; the possibility of incurring liability for the Company’s business activities, including, but not limited to, the activities of the Company’s temporary employees; the Company’s performance on customer contracts; negative outcome of pending and future claims and litigation; government policies, legislation or judicial decisions adverse to the Company’s businesses; the Company’s ability to access the capital markets by pursuing additional debt and equity financing to fund its business plan and expenses on terms acceptable to the Company or at all; and the Company’s ability to comply with its contractual covenants, including in respect of its debt agreements, as well as various additional risks, many of which are now unknown and generally out of the Company’s control, and which are detailed from time to time in reports filed by the Company with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Staffing 360 Solutions does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law.

Investor Relations Contact:

Matt Blazei

CoreIR

516-386-0430

mattb@coreir.com

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(All amounts in thousands, except share and per share values)

(UNAUDITED)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Revenue	$66,120	$47,501	$175,066	$146,982

Cost of Revenue, excluding depreciation and amortization stated below	53,795	37,877	143,709	120,324

Gross Profit	12,325	9,624	31,357	26,658

Operating Expenses:
Selling, general and administrative expenses	11,043	8,463	30,416	25,811
Depreciation and amortization	787	688	2,140	2,122
Total Operating Expenses	11,830	9,151	32,556	27,933

Income (Loss) From Operations	495	473	(1,199)	(1,275)

Other (Expenses) Income:
Interest expense and amortization of debt discount and deferred financing costs	(1,127)	(1,006)	(3,030)	(3,432)
Re-measurement loss on intercompany note	1,009	(315)	—	(219)
Gain on extinguishment of debt -PPP Loan	—	9,504	—	19,609
Other income (loss), net	717	188	738	292
Total Other (Expenses) Income, net	599	8,371	(2,292)	16,250

Income (Loss) Before Benefit from Income Tax	1,094	8,844	(3,491)	14,975

Benefit (Provision) from Income taxes	(62)	(131)	(65)	(102)

Net Income (Loss)	1,032	8,713	(3,556)	14,873

Dividends - Series E Preferred Stock - related party	—	—	—	319
Dividends - Series E-1 Preferred Stock - related party	—	—	—	192
Dividends - Series G Preferred Stock - related party	—	43	—	166
Dividends - Series G-1 Preferred Stock - related party	—	40	—	118
Deemed Dividend	—	—	—	1,798
Earnings allocated to participating securities	—	(1,077)	—	(1,763)

Net Income (Loss) Attributable to Common Stockholders	$1,032	$7,553	$(3,556)	$10,517

Net Income (Loss) Attributable to Common Stockholders - Basic	$0.43	$7.00	$(1.80)	$14.26

Weighted Average Shares Outstanding – Basic	$2,401,961	1,079,050	1,980,398	737,729

Earnings (Loss) allocated to participating securities– Diluted (Footnote 3)	$1,032	$7,636	$(3,556)	$11,312

Earnings (Loss) per Share Attributed to Common Stockholders - Diluted	$0.43	$6.89	$(1.80)	$13.40

Weighted Average Shares Outstanding – Diluted	2,401,961	1,107,910	1,980,398	844,929

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(All amounts in thousands, except share and par values)

	As of	As of
	October 1, 2022	January 1, 2022
	(Unaudited)
ASSETS
Current Assets:
Cash	$1,753	$4,558
Accounts receivable, net	29,864	20,718
Prepaid expenses and other current assets	3,227	988
Total Current Assets	34,844	26,264

Property and equipment, net	1,262	865
Goodwill	27,696	23,828
Intangible assets, net	16,614	13,649
Other assets	6,465	3,506
Right of use asset	8,693	5,578
Total Assets	$95,574	$73,690
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$16,005	$12,532
Accrued expenses - related party	215	216
Current portion of debt	345	9,223
Accounts receivable financing	19,113	15,199
Leases - current liabilities	1,010	1,006
Earnout liabilities	8,344	4,054
Other current liabilities	3,573	2,503
Total Current Liabilities	48,605	44,733

Long-term debt	9,016	279
Redeemable Series H preferred stock, net	8,340	—
Leases - noncurrent	8,477	4,568
Other long-term liabilities	829	785
Total Liabilities	75,267	50,365

Commitments and contingencies	—	—

Stockholders’ Equity:
Preferred stock, $0.00001 par value, 20,000,000 shares authorized;
Series J Preferred Stock, 40,000 designated, $0.00001 par value, 0 and 0 shares issued and outstanding as of October 1, 2022 and January 1, 2022, respectively	—	—
Common stock, $0.00001 par value, 40,000,000 shares authorized; 2,433,199 and 1,758,835 shares issued and outstanding, as of October 1, 2022 and January 1, 2022, respectively	1	1
Additional paid in capital	110,968	107,183
Accumulated other comprehensive (loss) income	(3,085)	162
Accumulated deficit	(87,577)	(84,021)
Total Stockholders’ Equity	20,307	23,324
Total Liabilities and Stockholders’ Equity	$95,574	$73,690

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(All amounts in thousands)

(UNAUDITED)

	NINE MONTHS ENDED
	October 1, 2022	October 2, 2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (Loss) Income	$(3,556)	$14,873
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	2,140	2,122
Amortization of debt discount and deferred financing costs	518	365
Bad debt (recovery) expense	(302)	260
Right of use assets depreciation	1,066	852
Stock based compensation	325	350
Forgiveness of PPP loan and related interest	—	(19,609)
Re-measurement (loss) gain on intercompany note	—	219
Changes in operating assets and liabilities:
Accounts receivable	(6,114)	(5,343)
Prepaid expenses and other current assets	(1,854)	(289)
Other assets	(944)	(438)
Accounts payable and accrued expenses	(1,083)	(2,356)
Accounts payable, related party	125	(326)
Other current liabilities	357	(105)
Other long-term liabilities and other	1,040	(349)
NET CASH USED IN OPERATING ACTIVITIES	(8,282)	(9,774)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(719)	(100)
Acquisition of business, net of cash acquired	1,395	—
Collection of UK factoring facility deferred purchase price	5,282	5,349
NET CASH PROVIDED BY INVESTING ACTIVITIES	5,958	5,249

CASH FLOWS FROM FINANCING ACTIVITIES:
Third party financing costs	(554)	(3,769)
Proceeds from term loan - Related party	—	130
Repayment of term loan	(379)	(29,244)
Proceeds from term loan	67	—
Repayments on accounts receivable financing, net	(3,345)	(3,659)
Dividends paid to related parties	—	(591)
Redemption of Series E preferred stock, related party	—	(4,908)
Proceeds from sale of common stock	4,013	33,769
Payments made on earnouts	(160)	—
Proceeds from sale of Series F preferred stock	—	4,698
NET CASH USED IN FINANCING ACTIVITIES	(358)	(3,574)

NET DECREASE IN CASH	(2,682)	(8,099)

Effect of exchange rates on cash	(123)	(6)

Cash - Beginning of period	4,558	10,336

Cash - End of period	$1,753	$2,231

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Adjusted EBITDA This measure is defined as net income (loss) attributable to common stock before: interest expense, benefit from income taxes; depreciation and amortization; acquisition, capital raising and other non-recurring expenses; other non-cash charges; impairment of goodwill; re-measurement gain on intercompany note; restructuring charges; gain from sale of business; PPP Forgiveness Gain; other income; and charges we consider to be non-recurring in nature such as legal expenses associated with litigation, professional fees associated potential and completed acquisitions. We use this measure because we believe it provides a more meaningful understanding of our profit and cash flow generation.

	Three Months Ended		Nine Months Ended		Trailing Twelve Months
	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Net loss	$1,032	$8,713	$(3,556)	$14,873	$(10,200)	$12,632

Interest expense	891	814	2,512	3,068	3,301	4,506
(Benefit) expense from income taxes	62	131	65	102	(392)	247
Depreciation and amortization	1,023	880	2,658	2,486	3,289	3,330
EBITDA	$3,008	$10,538	$1,679	$20,529	$(4,073)	$20,715

Acquisition, capital raising and other non-recurring expenses (1)	1,788	321	4,375	2,802	4,847	5,024
Other non-cash charges (2)	7	8	32	344	253	450
Impairment of Goodwill	-	-	-	-	3,104	-
Re-measurement gain on intercompany note	(1,009)	315	-	219	-	(712)
Deferred consideration settlement	-	-	-	-	-	41
PPP Forgiveness Gain	-	(9,504)	-	(19,609)	-	(19,609)
Gain on sale of business	-	-	-	-	-	95
Other (income) loss	(717)	(188)	(738)	(292)	(412)	(296)
Adjusted EBITDA	$3,077	$1,490	$5,348	$3,993	$3,719	$5,708

Adjusted EBITDA of Divested Business (3)					$-	$101

Pro Forma Adjusted EBITDA (4)					$3,719	$5,809

Adjusted Gross Profit (5)					$35,866	$34,945

Adjusted EBITDA as percentage of Adjusted Gross Profit					10.4%	16.6%

(1)	Acquisition, capital raising, and other non-recurring expenses primarily relate to capital raising expenses, acquisition and integration expenses, and legal expenses incurred in relation to matters outside the ordinary course of business. Due to government mandated restrictions, the Company had to temporarily close some of its offices and, due to social distancing restrictions, could not make full use of these facilities for significant periods of time during 2021.

(2)	Other non-cash charges primarily relate to staff option and share compensation expense, expense for shares issued to directors for board services, and consideration paid for consulting services.

(3)	Adjusted EBITDA of Divested Business for the period prior to the divestment date.

(4)	Pro Forma Adjusted EBITDA excludes the Adjusted EBITDA of Divested Business for the period prior to the divestment date.

(5)	Adjusted Gross Profit excludes gross profit of business divested in September 2020, for the period prior to divestment date.

Operating Leverage This measure is calculated by dividing the growth in Adjusted EBITDA by the growth in Adjusted Gross Profit, on a trailing 12-month basis. We use this KPI because we believe it provides a measure of our efficiency for converting incremental gross profit into Adjusted EBITDA.